Registration No. 333-90093

As filed with the Securities and Exchange Commission on May 8, 2000

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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2

                          Registration Statement Under

                           The Securities Act of 1933

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                               ACCESS POWER, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                FLORIDA                                          59-3420985
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

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                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
   ---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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                                 GLENN A. SMITH
                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
            ---------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   COPIES TO:
                          DENNIS J. STOCKWELL, ESQUIRE
                             KILPATRICK STOCKTON LLP
                        1100 PEACHTREE STREET, SUITE 2800
                           ATLANTA, GEORGIA 30309-4530
                                 (404) 815-6500
                              (404) 815-6555 (FAX)

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



         Pursuant to this Registration Statement, as amended, Access Power, Inc. (the "Registrant") registered 18,014,855 of the Registrant's common stock, par value $0.001 (the "Common Stock") and 140,000 warrants to purchase the Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for resale by selling stockholders.

         The Registration Statement was declared effective on December 13, 1999. Registrant suspended use of the Registration Statement on May 3, 2000. The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw from registration certain Common Stock covered by the Registration Statement which remained unsold pursuant to this Registration Statement on May 3, 2000.

         Of the registered Common Stock, 17,361,908 shares were sold by selling stockholders pursuant to this Registration Statement, and 652,947 shares of the registered Common Stock have not been resold under this Registration Statement. The Registrant hereby amends the Registration Statement to withdraw from registration such 652,947 unsold shares of the Common Stock.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the city of Ponte Vedra, State of Florida, on the 8th day of May, 2000.

                                      ACCESS POWER, INC.


                                      By:   /s/ Maurice J. Matovich
                                            -----------------------
                                            Name:  Maurice J. Matovich
                                            Title:  Vice President and Director
                                            (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on May 8, 2000, in the capacities indicated.


         *                                 President, Chief Executive Officer,
-----------------------------------        and Director
         Glenn A. Smith                    (Principal Executive Officer)


         *                                 Chief Financial Officer
-----------------------------------        (Principal Financial and Accounting
         Howard Kaskel                     Officer)



         *                                 Director
-----------------------------------
         Tod R. Smith


/s/ Maurice J. Matovich                    Director
------------------------------------
         Maurice J. Matovich


         *By power of attorney

         /S/ Maurice J. Matovich
         -------------------------
         Maurice J. Matovich